Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement on Form S-3ASR (No. 333-283556) and related prospectus,
(2)Registration Statement on Form S-8 (No.333-287264) and related prospectus of Public Storage for the registration of common shares of beneficial interest pertaining to the Amended and Restated
Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan,
(3)Registration Statement on Form S-8 (No.333-255733) and related prospectus of Public Storage for the registration of common shares of beneficial interest pertaining to the Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan,
(4)Registration Statement on Form S-8 (No. 333-210937) and related prospectus of Public Storage for the registration of common shares of beneficial interest pertaining to the Public Storage 2016 Equity and Performance-Based Incentive Compensation Plan,
(5)Registration Statement on Form S-8 (No. 333-195646) and related prospectus of Public Storage for the registration of common shares of beneficial interest pertaining to the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan, as amended, and
(6)Registration Statement on Form S-8 (No.333-144907) and related prospectus of Public Storage for the registration of common shares of beneficial interest pertaining to the Public Storage 2007 Equity and Performance-Based Incentive Compensation Plan;
of our reports dated February 12, 2026, with respect to the consolidated financial statements of Public Storage and the effectiveness of internal control over financial reporting of Public Storage included in this Annual Report (Form 10-K) of Public Storage for the year ended December 31, 2025.

/s/ ERNST & YOUNG LLP

February 12, 2026
Los Angeles, California